Contacts: Investors and Analysts: Tim Leveridge T +01 404.676.7563 Media: Petro Kacur T +01 404.676.2683	The Coca-Cola Company Global Public Affairs & Communications Department P.O. Box 1734 Atlanta, GA 30301
THE COCA-COLA COMPANY REPORTS
SECOND QUARTER 2015 RESULTS

•	Reported net revenue declined 3% and organic revenue grew 4%

•	Reported EPS was $0.71 and comparable EPS was $0.63

•	Global volume growth of 2%

•	Gained global value and volume share in nonalcoholic ready-to-drink beverages

•	Year-to-date cash from operations increased 14% to a record $5.1 billion

•	Full-year comparable currency neutral growth expectations remain unchanged

ATLANTA, July 22, 2015 – The Coca-Cola Company today reported second quarter 2015 operating results.  "Our second quarter results were in line with our expectations and mark continued progress toward restoring momentum in our global business," said Muhtar Kent, Chairman and Chief Executive Officer of The Coca-Cola Company. "We are executing against our strategic initiatives and remain focused on driving efficiencies through productivity and making disciplined investment decisions to accelerate growth. While there is more work to do, we remain confident that we have the right plans in place and are committed to leveraging our superior brand portfolio together with our unparalleled global distribution system to continue creating long-term shareowner value."

SECOND QUARTER 2015 OPERATING REVIEW
TOTAL COMPANY

	Percent Change
	Second Quarter	YTD
Unit Case Volume	2	1
Sparkling Beverages	1	1
Still Beverages	5	3
Concentrate Sales/Reported Volume	3	4
Price/Mix	1	2
Currency	(7)	(7)
Acquisitions & Divestitures	0	0
Reported Net Revenues	(3)	(1)
Organic Revenues *	4	6
Reported Income Before Taxes	29	13
Comparable CN Income Before Taxes (Structurally Adjusted) *	3	7

*
Organic revenue and comparable currency neutral (CN) income before taxes (structurally adjusted) are non-GAAP financial measures. Refer to the Notes and Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
We had positive organic revenue growth in each of our operating groups and gained global value and volume share in nonalcoholic ready-to-drink (NARTD) beverages in the quarter. After adjusting for the six additional days in the first quarter, concentrate sales growth and unit case volume growth were generally in line year to date.

•
Global sparkling beverage volume growth in the quarter was led by 1% growth in brand Coca-Cola, 6% growth in Coca-Cola Zero, 3% growth in Sprite and 2% growth in Fanta. Growth in these brands was partially offset by a 7% decline in Diet Coke. We gained global value and volume share in sparkling beverages in the quarter.

•
Global still beverage volume growth in the quarter reflects 7% growth in ready-to-drink tea, 8% growth in packaged water and double-digit growth in value-added dairy. Volume growth in these categories was partially offset by a 1% decline in juice and juice drinks attributable to price increases taken to cover higher input costs and continued industry softness in certain markets. We gained global value and volume share in still beverages, juice and juice drinks, ready-to-drink tea and sports drinks in the quarter.

•
Comparable currency neutral operating income growth outpaced organic revenue growth in the quarter primarily due to gross margin expansion and the impact of our ongoing productivity initiatives, partially offset by increased marketing investments.

•	Comparable currency neutral income before taxes lagged comparable currency neutral operating income growth in the quarter primarily due to lower equity income and a decrease in net interest income.

•
The reported effective tax rate and the underlying annual effective tax rate in the quarter were 28.7% and 22.5%, respectively. The variance between the reported rate and the underlying rate was due to the tax effect of various items impacting comparability, separately disclosed in the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Reported EPS was $0.71 and comparable EPS was $0.63. Items impacting comparability increased reported EPS by a net $0.08 and were primarily related to a net gain recognized in connection with the closing of the transaction with Monster Beverage Corporation, partially offset by costs associated with our previously announced productivity program. For additional details on items impacting comparability, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Fluctuations in foreign currency exchange rates resulted in an 11 point headwind on comparable operating income and a 6 point headwind on both comparable income before taxes and EPS in the quarter. The currency impact on income before taxes was consistent with the outlook we provided earlier this year.

•
Year-to-date cash from operations was $5.1 billion, up 14%, primarily due to efficient management of working capital and the impact of six additional days in the first quarter, partially offset by fluctuations in foreign currency exchange rates.

•	Year-to-date net share repurchases totaled $876 million.

EURASIA AND AFRICA

	Percent Change
	Second Quarter	YTD
Unit Case Volume	4	3
Sparkling Beverages	3	3
Still Beverages	7	5
Concentrate Sales	4	4
Price/Mix	(1)	1
Currency	(13)	(12)
Acquisitions & Divestitures	0	0
Reported Net Revenues	(10)	(7)
Organic Revenues *	4	5
Reported Income Before Taxes	(8)	(8)
Comparable CN Income Before Taxes *	9	6

*	Organic revenue and comparable currency neutral (CN) income before taxes are non-GAAP financial measures. Refer to the Notes and Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Organic revenue growth in the quarter was driven by concentrate sales growth, positive pricing and favorable product mix across most key markets, partially offset by unfavorable geographic mix. After adjusting for the additional days in the first quarter and unit case volume related to joint ventures that do not have equivalent concentrate sales, concentrate sales growth trailed unit case volume growth year to date. We expect concentrate sales and unit case sales to be generally in line for the full year.

•
Comparable currency neutral income before taxes outpaced organic revenue growth in the quarter due to favorable timing of operating expenses, partially offset by lower equity income associated with our joint ventures in the juice and juice drinks category in our Eurasia and Africa group.

•
We gained value and volume share in total NARTD beverages, sparkling beverages and still beverages. Sparkling beverage volume growth was driven by 5% growth in Trademark Coca-Cola. Still beverage volume growth was primarily driven by 9% growth in juice and juice drinks and 6% growth in packaged water. Unit case volume growth included 7% growth in our Central, East & West Africa business unit and 3% growth in our Middle East & North Africa business unit. Volume growth in these markets was partially offset by a low single-digit decline in Russia.

EUROPE

	Percent Change
	Second Quarter	YTD
Unit Case Volume	1	0
Sparkling Beverages	0	(1)
Still Beverages	7	5
Concentrate Sales	2	3
Price/Mix	1	1
Currency	(11)	(12)
Acquisitions & Divestitures	(1)	0
Reported Net Revenues	(9)	(8)
Organic Revenues *	3	4
Reported Income Before Taxes	(7)	(4)
Comparable CN Income Before Taxes *	(1)	1

*	Organic revenue and comparable currency neutral (CN) income before taxes are non-GAAP financial measures. Refer to the Notes and Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Organic revenue growth in the quarter was driven by strong growth in our expanding still beverage portfolio and 1 point of positive price/mix despite the deflationary environment. After adjusting for the additional days in the first quarter, concentrate sales growth and unit case volume growth were generally in line year to date.

•
Comparable currency neutral income before taxes trailed organic revenue growth in the quarter primarily due to increased marketing investments and higher input costs partially offset by the impact of ongoing productivity initiatives.

•
We gained value and volume share in core sparkling and value share in still beverages driven by strong marketing investments and new product launches in both categories. Still beverage volume growth was driven by juice and juice drinks, including double-digit growth of the innocent brand, and packaged water, including the introduction of smartwater at the end of 2014.

LATIN AMERICA

	Percent Change
	Second Quarter	YTD
Unit Case Volume	2	1
Sparkling Beverages	0	0
Still Beverages	5	3
Concentrate Sales	1	4
Price/Mix	10	7
Currency	(24)	(19)
Acquisitions & Divestitures	0	0
Reported Net Revenues	(13)	(8)
Organic Revenues *	11	11
Reported Income Before Taxes	(17)	(15)
Comparable CN Income Before Taxes *	13	10

*	Organic revenue and comparable currency neutral (CN) income before taxes are non-GAAP financial measures. Refer to the Notes and Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Organic revenue growth in the quarter was driven by positive price/mix in each of our four business units, particularly in the higher inflationary markets within our South Latin business unit. After adjusting for the additional days in the first quarter, concentrate sales growth and unit case volume growth were generally in line year to date.

•
Comparable currency neutral income before taxes outpaced organic revenue growth in the quarter primarily due to timing of operating expenses, partially offset by higher input costs and increased marketing investments.

•
We gained value and volume share in total NARTD beverages, sparkling beverages and still beverages in the quarter. Unit case volume reflected 7% growth in our South Latin business unit, 4% growth in our Latin Center business unit and 1% growth in Mexico, partially offset by a low single-digit decline in Brazil.

NORTH AMERICA

	Percent Change
	Second Quarter	YTD
Unit Case Volume	2	1
Sparkling Beverages	1	0
Still Beverages	4	3
Concentrate Sales	1	4
Price/Mix	4	3
Currency	(1)	(1)
Acquisitions & Divestitures	(1)	(1)
Reported Net Revenues	3	5
Organic Revenues *	5	7
Reported Income Before Taxes	28	23
Comparable CN Income Before Taxes *	8	15

*	Organic revenue and comparable currency neutral (CN) income before taxes are non-GAAP financial measures. Refer to the Notes and Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Organic revenue growth in the quarter was driven primarily by 4 points of positive price/mix. Acquisitions and divestitures reflect the impact of refranchised territories, which was mostly offset by the benefit of our expanded distribution of Monster beverage products in North America. The expanded distribution contributed 1 point of unit case volume growth in both the quarter and year to date. After adjusting for the additional days in the first quarter and the impact of acquired volume, concentrate sales growth and unit case volume growth were generally in line year to date.

•
Comparable currency neutral income before taxes outpaced organic revenue growth in the quarter primarily due to lower input costs and the impact of our ongoing productivity initiatives, partially offset by increased marketing investments. Structural changes had a nominal net impact on income before taxes as the impact of refranchised territories was offset by the benefit of expanded distribution of Monster beverage products in North America.

•
We gained value share in total NARTD beverages for the 21st consecutive quarter driven by an increase in both the quality and quantity of our marketing investments and our continued rational approach to pricing and disciplined price/pack strategies. We also gained value and volume share in sparkling beverages, still beverages, juice and juice drinks and ready-to-drink tea. Still beverage volume growth was driven by double-digit growth in smartwater, Gold Peak and Honest tea.

ASIA PACIFIC

	Percent Change
	Second Quarter	YTD
Unit Case Volume	3	3
Sparkling Beverages	1	3
Still Beverages	5	2
Concentrate Sales	7	5
Price/Mix	(6)	(2)
Currency	(8)	(8)
Acquisitions & Divestitures	0	0
Reported Net Revenues	(7)	(5)
Organic Revenues *	1	3
Reported Income Before Taxes	(10)	(7)
Comparable CN Income Before Taxes *	(2)	1

*	Organic revenue and comparable currency neutral (CN) income before taxes are non-GAAP financial measures. Refer to the Notes and Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Organic revenue growth in the quarter reflects strong concentrate sales growth, mostly offset by unfavorable price/mix. After adjusting for the additional days in the first quarter, concentrate sales growth lagged unit case volume growth year to date primarily due to timing of shipments. We expect concentrate sales and unit case sales to be generally in line for the full year.

•	Comparable currency neutral income before taxes trailed organic revenue growth due to increased marketing investments partially offset by the efficient management of operating expenses.

•
Unit case volume growth in the quarter reflected 6% growth in China and 1% growth in Japan, partially offset by a mid single-digit decline in India. China's performance includes strong growth across our sparkling brand portfolio. In Japan, volume growth was driven by solid performance in the tea category. We gained value and volume share in total NARTD beverages in both China and Japan in the quarter. In India, unseasonable weather during the quarter drove an overall decline in the industry.

BOTTLING INVESTMENTS

	Percent Change
	Second Quarter	YTD
Unit Case Volume	7	5
Reported Volume	5	7
Price/Mix	(3)	(3)
Currency	(10)	(9)
Acquisitions & Divestitures	2	2
Reported Net Revenues	(6)	(3)
Organic Revenues *	1	4
Reported Income Before Taxes	(9)	(17)
Comparable CN Income Before Taxes *	11	14

*	Organic revenue and comparable currency neutral (CN) income before taxes are non-GAAP financial measures. Refer to the Notes and Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•	Organic revenue growth in the quarter was driven by reported volume growth, partially offset by unfavorable price/mix attributable to channel, product and package mix.

•
Comparable currency neutral income before taxes outpaced organic revenue growth primarily due to the continued strong performance of our Company-owned bottling operations in several markets including Germany, China and Vietnam.

2015 OUTLOOK

•	We estimate that the net impact of structural items on full-year 2015 results will be a 1 point headwind on both net revenues and income before taxes.

•
We expect fluctuations in foreign currency exchange rates to have an unfavorable impact on our reported results in 2015. Based on current spot rates, our existing hedge positions, and the cycling of our prior year rates, we estimate that currency will be an approximate 6 point headwind on net revenues, an 11 point headwind on operating income, and a 7 to 8 point headwind on income before taxes for the full year. For the third quarter, we estimate that currency will be an approximate 7 point headwind on net revenues, a 13 point headwind on operating income and a 10 point headwind on income before taxes.

•	The underlying effective annual tax rate on operations for 2015 is expected to be 22.5%.

•	We are now targeting full-year 2015 net share repurchases of $2.0 to $2.5 billion.

•	Given the above, our full-year comparable currency neutral growth expectations remain unchanged.

ITEMS IMPACTING COMPARABILITY

•	For details on items impacting comparability in the quarter, see the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.
NOTES

•	All references to growth rate percentages and share compare the results of the period to those of the prior year comparable period.

•
"Comparable currency neutral income before taxes" is a non-GAAP financial measure that excludes or otherwise adjusts for items impacting comparability and the impact of changes in foreign currency exchange rates. For details on these adjustments, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
"Comparable currency neutral income before taxes (structurally adjusted)" is a non-GAAP financial measure that excludes or otherwise adjusts for items impacting comparability, the impact of changes in foreign currency exchange rates and the impact of structural items. For details on these adjustments, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•	"Concentrate sales" represents the amount of concentrates, syrups, beverage bases and powders sold by, or used in finished beverages sold by, the Company to its bottling partners or other customers.

•
"Concentrate sales/reported volume" represents the percent change in net revenues attributable to the increase (decrease) in concentrate sales volume for our geographic operating segments (expressed in equivalent unit cases) after considering the impact of structural changes. For our Bottling Investments operating segment, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume after considering the impact of structural changes. Our Bottling Investments operating segment data reflects unit case volume growth for consolidated bottlers only and is computed on a reported basis.

•
"Organic revenue" is a non-GAAP financial measure that excludes or otherwise adjusts for the impact of changes in foreign currency exchange rates and acquisitions and divestitures, as applicable. For details on these adjustments, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•	"Sparkling beverages" means NARTD beverages with carbonation, including carbonated energy drinks and waters.

•
"Still beverages" means nonalcoholic beverages without carbonation, including noncarbonated waters, flavored waters and enhanced waters, juices and juice drinks, teas, coffees, sports drinks and noncarbonated energy drinks.

•
All references to volume and volume percentage changes indicate unit case volume, unless otherwise noted. All volume percentage changes are computed based on average daily sales, unless otherwise noted. "Unit case" means a unit of measurement equal to 24 eight-ounce servings of finished beverage. "Unit case volume" means the number of unit cases (or unit case equivalents) of Company beverages directly or indirectly sold by the Company and its bottling partners to customers.

•
First quarter 2015 financial results were impacted by six additional days, and fourth quarter 2015 financial results will be impacted by six fewer days. Unit case volume results for the quarters are not impacted by the variance in selling days due to the average daily sales computation referenced above.

•
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (GAAP). However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing the Company’s ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company's performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. The Company’s non-GAAP financial information does not represent a comprehensive basis of accounting.

CONFERENCE CALL
We are hosting a conference call with investors and analysts to discuss second quarter 2015 results today, July 22, 2015 at 9:30 a.m. EDT. We invite investors to listen to a live audiocast of the conference call on the Company’s website, http://www.coca-colacompany.com in the "Investors" section. A replay in downloadable MP3 format and a transcript of the call will also be available within 24 hours after the audiocast on the Company’s website. Further, the "Investors" section of the website includes a reconciliation of non-GAAP financial measures, which may be used periodically by management when discussing financial results with investors and analysts, to the Company’s results as reported under GAAP.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(UNAUDITED)
(In millions except per share data)

	Three Months Ended
	July 3, 2015	June 27, 2014	% Change[1]
Net Operating Revenues	$12,156	$12,574	(3)
Cost of goods sold	4,748	4,819	(1)
Gross Profit	7,408	7,755	(4)
Selling, general and administrative expenses	4,204	4,384	(4)
Other operating charges	669	201	233
Operating Income	2,535	3,170	(20)
Interest income	149	144	4
Interest expense	128	107	19
Equity income (loss) — net	200	254	(21)
Other income (loss) — net	1,605	(77)	—
Income Before Income Taxes	4,361	3,384	29
Income taxes	1,250	779	60
Consolidated Net Income	3,111	2,605	19
Less: Net income (loss) attributable to noncontrolling interests	3	10	(76)
Net Income Attributable to Shareowners of The Coca-Cola Company	$3,108	$2,595	20
Diluted Net Income Per Share[2]	$0.71	$0.58	21
Average Shares Outstanding — Diluted[2]	4,408	4,454

[1]	Certain growth rates may not recalculate using the rounded dollar amounts provided.

[2]
For the three months ended July 3, 2015 and June 27, 2014, basic net income per share was $0.71 for 2015 and $0.59 for 2014 based on average shares outstanding — basic of 4,355 million for 2015 and 4,391 million for 2014. Basic net income per share and diluted net income per share are calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(UNAUDITED)
(In millions except per share data)

	Six Months Ended
	July 3, 2015	June 27, 2014	% Change[1]
Net Operating Revenues	$22,867	$23,150	(1)
Cost of goods sold	8,851	8,902	(1)
Gross Profit	14,016	14,248	(2)
Selling, general and administrative expenses	8,283	8,373	(1)
Other operating charges	902	329	174
Operating Income	4,831	5,546	(13)
Interest income	304	267	14
Interest expense	575	231	149
Equity income (loss) — net	202	325	(38)
Other income (loss) — net	1,580	(318)	—
Income Before Income Taxes	6,342	5,589	13
Income taxes	1,665	1,358	23
Consolidated Net Income	4,677	4,231	11
Less: Net income (loss) attributable to noncontrolling interests	12	17	(28)
Net Income Attributable to Shareowners of The Coca-Cola Company	$4,665	$4,214	11
Diluted Net Income Per Share[2]	$1.06	$0.95	12
Average Shares Outstanding — Diluted[2]	4,415	4,459

[1]	Certain growth rates may not recalculate using the rounded dollar amounts provided.

[2]
For the six months ended July 3, 2015 and June 27, 2014, basic net income per share was $1.07 for 2015 and $0.96 for 2014 based on average shares outstanding — basic of 4,360 million for 2015 and 4,396 million for 2014. Basic net income per share and diluted net income per share are calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(UNAUDITED)
(In millions except par value)

	July 3, 2015	December 31, 2014
ASSETS
Current Assets
Cash and cash equivalents	$8,805	$8,958
Short-term investments	8,709	9,052
Total Cash, Cash Equivalents and Short-Term Investments	17,514	18,010
Marketable securities	3,433	3,665
Trade accounts receivable, less allowances of $363 and $331, respectively	4,976	4,466
Inventories	3,224	3,100
Prepaid expenses and other assets	3,159	3,066
Assets held for sale	497	679
Total Current Assets	32,803	32,986
Equity Method Investments	12,771	9,947
Other Investments	3,002	3,678
Other Assets	4,517	4,407
Property, Plant and Equipment — net	14,365	14,633
Trademarks With Indefinite Lives	6,085	6,533
Bottlers' Franchise Rights With Indefinite Lives	7,313	6,689
Goodwill	11,706	12,100
Other Intangible Assets	976	1,050
Total Assets	$93,538	$92,023

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued expenses	$9,997	$9,234
Loans and notes payable	16,306	19,130
Current maturities of long-term debt	2,031	3,552
Accrued income taxes	437	400
Liabilities held for sale	81	58
Total Current Liabilities	28,852	32,374
Long-Term Debt	25,977	19,063
Other Liabilities	4,283	4,389
Deferred Income Taxes	5,785	5,636
The Coca-Cola Company Shareowners' Equity
Common stock, $0.25 par value; Authorized — 11,200 shares; Issued — 7,040 and 7,040 shares, respectively	1,760	1,760
Capital surplus	13,486	13,154
Reinvested earnings	65,196	63,408
Accumulated other comprehensive income (loss)	(8,736)	(5,777)
Treasury stock, at cost — 2,691 and 2,674 shares, respectively	(43,288)	(42,225)
Equity Attributable to Shareowners of The Coca-Cola Company	28,418	30,320
Equity Attributable to Noncontrolling Interests	223	241
Total Equity	28,641	30,561
Total Liabilities and Equity	$93,538	$92,023

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(UNAUDITED)
(In millions)

	Six Months Ended
	July 3, 2015	June 27, 2014
Operating Activities
Consolidated net income	$4,677	$4,231
Depreciation and amortization	961	967
Stock-based compensation expense	117	112
Deferred income taxes	643	(67)
Equity (income) loss — net of dividends	(44)	(124)
Foreign currency adjustments	(144)	260
Significant (gains) losses on sales of assets — net	(1,346)	140
Other operating charges	609	120
Other items	609	6
Net change in operating assets and liabilities	(964)	(1,175)
Net cash provided by operating activities	5,118	4,470
Investing Activities
Purchases of investments	(6,981)	(7,895)
Proceeds from disposals of investments	6,316	6,192
Acquisitions of businesses, equity method investments and nonmarketable securities	(2,284)	(332)
Proceeds from disposals of businesses, equity method investments and nonmarketable securities	413	45
Purchases of property, plant and equipment	(1,114)	(1,030)
Proceeds from disposals of property, plant and equipment	33	134
Other investing activities	(139)	(242)
Net cash provided by (used in) investing activities	(3,756)	(3,128)
Financing Activities
Issuances of debt	24,878	21,267
Payments of debt	(22,358)	(18,122)
Issuances of stock	410	650
Purchases of stock for treasury	(1,298)	(1,953)
Dividends	(2,877)	(1,342)
Other financing activities	115	(438)
Net cash provided by (used in) financing activities	(1,130)	62
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(385)	(200)
Cash and Cash Equivalents
Net increase (decrease) during the period	(153)	1,204
Balance at beginning of period	8,958	10,414
Balance at end of period	$8,805	$11,618

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Three Months Ended

	Net Operating Revenues [1]			Operating Income (Loss)			Income (Loss) Before Income Taxes
	July 3, 2015	June 27, 2014	% Fav. / (Unfav.)	July 3, 2015	June 27, 2014	% Fav. / (Unfav.)	July 3, 2015	June 27, 2014	% Fav. / (Unfav.)
Eurasia & Africa	$658	$732	(10)	$275	$290	(6)	$287	$313	(8)
Europe	1,435	1,569	(9)	836	892	(6)	843	904	(7)
Latin America	973	1,118	(13)	525	633	(17)	526	636	(17)
North America	5,917	5,717	3	887	827	7	874	682	28
Asia Pacific	1,601	1,723	(7)	761	846	(10)	766	851	(10)
Bottling Investments	1,930	2,060	(6)	31	38	(16)	231	254	(9)
Corporate	25	50	(50)	(780)	(356)	(120)	834	(256)	—
Eliminations	(383)	(395)	3	—	—	—	—	—	—
Consolidated	$12,156	$12,574	(3)	$2,535	$3,170	(20)	$4,361	$3,384	29

Note:	Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]
During the three months ended July 3, 2015, intersegment revenues were $7 million for Eurasia and Africa, $151 million for Europe, $18 million for Latin America, $6 million for North America, $188 million for Asia Pacific and $13 million for Bottling Investments. During the three months ended June 27, 2014, intersegment revenues were $184 million for Europe, $13 million for Latin America, $7 million for North America, $173 million for Asia Pacific and $18 million for Bottling Investments.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Six Months Ended

	Net Operating Revenues [1]			Operating Income (Loss)			Income (Loss) Before Income Taxes
	July 3, 2015	June 27, 2014	% Fav. / (Unfav.)	July 3, 2015	June 27, 2014	% Fav. / (Unfav.)	July 3, 2015	June 27, 2014	% Fav. / (Unfav.)
Eurasia & Africa	$1,296	$1,390	(7)	$554	$593	(7)	$573	$621	(8)
Europe	2,647	2,862	(8)	1,552	1,611	(4)	1,567	1,635	(4)
Latin America	2,039	2,229	(8)	1,103	1,301	(15)	1,114	1,303	(15)
North America	11,018	10,510	5	1,398	1,255	11	1,361	1,107	23
Asia Pacific	2,886	3,038	(5)	1,305	1,403	(7)	1,314	1,411	(7)
Bottling Investments	3,608	3,733	(3)	45	12	283	230	276	(17)
Corporate	65	83	(23)	(1,126)	(629)	(79)	183	(764)	—
Eliminations	(692)	(695)	1	—	—	—	—	—	—
Consolidated	$22,867	$23,150	(1)	$4,831	$5,546	(13)	$6,342	$5,589	13

Note:	Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]
During the six months ended July 3, 2015, intersegment revenues were $7 million for Eurasia and Africa, $295 million for Europe, $37 million for Latin America, $10 million for North America, $317 million for Asia Pacific and $26 million for Bottling Investments. During the six months ended June 27, 2014, intersegment revenues were $343 million for Europe, $30 million for Latin America, $10 million for North America, $278 million for Asia Pacific and $34 million for Bottling Investments.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
The Company reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP" or referred to herein as "reported"). However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company's performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial information does not represent a comprehensive basis of accounting.
ITEMS IMPACTING COMPARABILITY
The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine which items to consider as "items impacting comparability" based on how management views our business; makes financial, operating and planning decisions; and evaluates the Company's ongoing performance. Items such as charges, gains and accounting changes which are viewed by management as impacting only the current period or the comparable period, but not both, or as relating to different and unrelated underlying activities or events across comparable periods, are generally considered "items impacting comparability". In addition, we provide the impact that changes in foreign currency exchange rates had on our financial results ("currency neutral").
Asset Impairments and Restructuring
Restructuring
During the three and six months ended July 3, 2015, the Company recorded charges of $94 million and $129 million, respectively. The Company also recorded charges of $66 million and $108 million during the three and six months ended June 27, 2014, respectively. These charges were related to the integration of our German bottling and distribution operations.
Productivity and Reinvestment
During the three and six months ended July 3, 2015, the Company recorded charges of $92 million and $182 million, respectively, related to our productivity and reinvestment program. The Company also recorded charges of $89 million and $175 million during the three and six months ended June 27, 2014, respectively. These productivity and reinvestment initiatives are focused on four key areas: restructuring the Company's global supply chain, including manufacturing in North America; implementing zero-based budgeting across the organization; streamlining and simplifying the Company's operating model; and further driving increased discipline and efficiency in direct marketing investments. The savings realized from the program will enable the Company to fund marketing initiatives and innovation required to deliver sustainable net revenue growth. The savings will also support margin expansion and increased returns on invested capital over time.
Equity Investees
During the three and six months ended July 3, 2015, the Company recorded net charges of $9 million and $82 million, respectively. During the three and six months ended June 27, 2014, the Company recorded net charges of $6 million and $12 million, respectively. These amounts represent the Company’s proportionate share of unusual or infrequent items recorded by certain of our equity method investees.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
Transaction Gains/Losses
During the three and six months ended July 3, 2015, the Company recorded a net gain of $1,402 million as a result of our transaction with Monster Beverage Corporation ("Monster"), primarily due to the difference in the recorded carrying value of the assets transferred, including an allocated portion of goodwill, compared to the value of the total assets and business acquired. This net gain was recorded in the line item other income (loss) — net in our condensed consolidated statement of income. Additionally, under the terms of this transaction, the Company is required to discontinue selling energy products under certain trademarks, including one trademark in the glacéau portfolio. As a result, the Company recognized an impairment charge of $380 million in the line item other operating charges in our condensed consolidated statement of income upon the closing of the transaction with Monster, primarily related to the discontinuation of the energy products in the glacéau portfolio.
During the three and six months ended July 3, 2015, the Company recorded charges of $12 million and $33 million, respectively. The Company also recorded charges of $140 million during the three and six months ended June 27, 2014. These charges were primarily due to the derecognition of intangible assets relating to the refranchising of territories in North America to certain of its unconsolidated bottling partners.
In the fourth quarter of 2014, the owners of the majority interest of a Brazilian bottler exercised their option to acquire from us a 10 percent interest in the entity's outstanding shares resulting in our recognizing an estimated loss of $32 million due to the exercise price being lower than our carrying value. The transaction closed in January 2015, and the Company recorded an additional loss of $6 million during the six months ended July 3, 2015, calculated based on the final option price. Also during the six months ended July 3, 2015, the Company recorded a loss of $19 million on our previously held investment in a South African bottler, which had been accounted for under the equity method of accounting prior to our acquisition of the bottler in February 2015.
Other Items
Economic (Nondesignated) Hedges
The Company uses derivatives as economic hedges primarily to mitigate the price risk associated with the purchase of materials used in the manufacturing process as well as the purchase of vehicle fuel. Although these derivatives were not designated and/or did not qualify for hedge accounting, they are effective economic hedges. The changes in fair values of these economic hedges are immediately recognized into earnings.
The Company excludes the net impact of mark-to-market adjustments for outstanding hedges and realized gains/losses for settled hedges from our non-GAAP financial information until the period in which the underlying exposure being hedged impacts our condensed consolidated statement of income. We believe this adjustment provides meaningful information related to the impact of our economic hedging activities. During the three months ended July 3, 2015 and June 27, 2014, the net impact of the Company's adjustment related to our economic hedging activities described above resulted in decreases of $56 million and $54 million, respectively, to our non-GAAP income before income taxes. During the six months ended July 3, 2015 and June 27, 2014, the net impact of the Company's adjustment related to our economic hedging activities described above resulted in decreases of $11 million and $99 million, respectively, to our non-GAAP income before income taxes.
Donation to The Coca-Cola Foundation
During the three and six months ended July 3, 2015, the Company recorded a charge of $100 million due to a contribution that was made to The Coca-Cola Foundation, which was recorded in the line item other operating charges in our condensed consolidated statement of income.
Early Extinguishment of Long-Term Debt
During the six months ended July 3, 2015, the Company recorded charges of $320 million due to the early extinguishment of certain long-term debt, which were recorded in the line item interest expense in our condensed consolidated statement of income.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
Other Items (continued)
Hyperinflationary Economies
During the six months ended July 3, 2015, the Company recorded net charges of $135 million related to our Venezuelan operations. These charges were a result of the remeasurement of the net monetary assets of our Venezuelan subsidiary using the SIMADI exchange rate, an impairment of a Venezuelan trademark due to higher exchange rates, and a write-down of receivables from our bottling partner in Venezuela. The write-down was recorded as a result of the continued lack of liquidity and our revised assessment of the U.S. dollar value we expect to realize upon the conversion of the Venezuelan bolivar into U.S. dollars by our bottling partner to pay our receivables.
During the three and six months ended June 27, 2014, the Company recorded charges of $21 million and $268 million, respectively, related to the devaluation of the Venezuelan bolivar, including a write-down of receivables from our bottling partner in Venezuela as well as our proportionate share of the charge incurred by our bottling partner in Venezuela, an equity method investee.
Restructuring and Transitioning Russian Juice Operations
During the three and six months ended June 27, 2014, the Company recorded a loss of $25 million related to restructuring and transitioning its Russian juice operations to an existing joint venture with an unconsolidated bottling partner.
Certain Tax Matters
During the three months ended July 3, 2015, the Company recorded a net tax charge of $16 million related to amounts required to be recorded for changes to our uncertain tax positions, including interest and penalties. During the three and six months ended June 27, 2014, the Company recorded net tax charges of $26 million and $31 million, respectively, related to amounts required to be recorded for changes to our uncertain tax positions, including interest and penalties.
CURRENCY NEUTRAL
Management evaluates the operating performance of our Company and our international subsidiaries on a currency neutral basis. We determine our currency neutral operating results by dividing or multiplying, as appropriate, our current period actual U.S. dollar operating results, normalizing for certain structural items in hyperinflationary economies, by the current period actual exchange rates (that include the impact of current period currency hedging activities), to derive our current period local currency operating results. We then multiply or divide, as appropriate, the derived current period local currency operating results by the foreign currency exchange rates (that also include the impact of the comparable prior period currency hedging activities) used to translate the Company's financial statements in the comparable prior year period to determine what the current period U.S. dollar operating results would have been if the foreign currency exchange rates had not changed from the comparable prior year period.
ORGANIC REVENUE
Organic revenue is a non-GAAP financial measure that excludes or otherwise adjusts for the impact of changes in foreign currency exchange rates and acquisitions and divestitures (including structural changes), as applicable. The adjustments related to acquisitions and divestitures for the three and six months ended July 3, 2015 and June 27, 2014 consisted entirely of the structural changes discussed below.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
STRUCTURAL CHANGES
Structural changes generally refer to acquisitions or dispositions of bottling, distribution or canning operations and consolidation or deconsolidation of bottling and distribution entities for accounting purposes. In 2015, the Company sold its global energy drink business to Monster; acquired Monster's non-energy drink business; acquired an equity interest in Monster; amended its current distribution coordination agreements with Monster to expand into additional territories; refranchised additional territories in North America to certain of its unconsolidated bottling partners; acquired a South African bottler; and sold a 10 percent interest in a Brazilian bottler. In 2014, the Company refranchised territories in North America to certain of its unconsolidated bottling partners; changed its process of buying and selling recyclable materials in North America; was impacted by a new provision enacted by the Venezuelan government which imposes a maximum threshold for profit margins; acquired bottling operations in Sri Lanka and Nepal; and restructured and transitioned its Russian juice operations to an existing joint venture with an unconsolidated bottling partner. Accordingly, these activities have been included as structural items in our analysis of the impact of these changes on certain line items in our condensed consolidated statements of income.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended July 3, 2015
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$12,156	$4,748	$7,408	60.9%	$4,204	$669	$2,535	20.9%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(94)	94
Productivity & Reinvestment	—	—	—		—	(92)	92
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(383)	383
Other Items	(7)	24	(31)		19	(100)	50
Certain Tax Matters	—	—	—		—	—	—
After Considering Items (Non-GAAP)	$12,149	$4,772	$7,377	60.7%	$4,223	$—	$3,154	26.0%

	Three Months Ended June 27, 2014
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$12,574	$4,819	$7,755	61.7%	$4,384	$201	$3,170	25.2%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(66)	66
Productivity & Reinvestment	—	—	—		—	(89)	89
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	—	—
Other Items	(28)	13	(41)		4	(46)	1
Certain Tax Matters	—	—	—		—	—	—
After Considering Items (Non-GAAP)	$12,546	$4,832	$7,714	61.5%	$4,388	$—	$3,326	26.5%

	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	(3)	(1)	(4)		(4)	233	(20)
% Currency Impact	(7)	(4)	(9)		(7)	—	(11)
% Change — Currency Neutral Reported	4	3	4		3	—	(9)

% Change — After Considering Items (Non-GAAP)	(3)	(1)	(4)		(4)	—	(5)
% Currency Impact After Considering Items (Non-GAAP)	(7)	(4)	(9)		(7)	—	(11)
% Change — Currency Neutral After Considering Items (Non-GAAP)	4	3	4		3	—	6

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended July 3, 2015
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[1]
Reported (GAAP)	$128	$200	$1,605	$4,361	$1,250	28.7%	$3	$3,108	$0.71
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	94	—		—	94	0.02
Productivity & Reinvestment	—	—	—	92	33		—	59	0.01
Equity Investees	—	9	—	9	—		—	9	—
Transaction Gains/Losses	—	—	(1,390)	(1,007)	(474)		—	(533)	(0.12)
Other Items	—	—	(6)	44	16		—	28	0.01
Certain Tax Matters	—	—	—	—	(16)		—	16	—
After Considering Items (Non-GAAP)	$128	$209	$209	$3,593	$809	22.5%	$3	$2,781	$0.63

	Three Months Ended June 27, 2014
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[2]
Reported (GAAP)	$107	$254	$(77)	$3,384	$779	23.0%	$10	$2,595	$0.58
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	66	—		—	66	0.01
Productivity & Reinvestment	—	—	—	89	34		—	55	0.01
Equity Investees	—	6	—	6	1		—	5	—
Transaction Gains/Losses	—	—	140	140	51		—	89	0.02
Other Items	—	—	(9)	(8)	(25)		—	17	—
Certain Tax Matters	—	—	—	—	(26)		—	26	0.01
After Considering Items (Non-GAAP)	$107	$260	$54	$3,677	$814	22.2%	$10	$2,853	$0.64

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes		Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share
% Change — Reported (GAAP)	19	(21)	—	29	60		(76)	20	21
% Change — After Considering Items (Non-GAAP)	19	(20)	284	(2)	(1)		(75)	(3)	(2)

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]	4,408 million average shares outstanding — diluted

[2]	4,454 million average shares outstanding — diluted

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Six Months Ended July 3, 2015
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$22,867	$8,851	$14,016	61.3%	$8,283	$902	$4,831	21.1%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(129)	129
Productivity & Reinvestment	—	—	—		—	(182)	182
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(383)	383
Other Items	(15)	27	(42)		29	(208)	137
Certain Tax Matters	—	—	—		—	—	—
After Considering Items (Non-GAAP)	$22,852	$8,878	$13,974	61.1%	$8,312	$—	$5,662	24.8%

	Six Months Ended June 27, 2014
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$23,150	$8,902	$14,248	61.5%	$8,373	$329	$5,546	24.0%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(108)	108
Productivity & Reinvestment	—	—	—		—	(175)	175
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	—	—
Other Items	(20)	69	(89)		1	(46)	(44)
Certain Tax Matters	—	—	—		—	—	—
After Considering Items (Non-GAAP)	$23,130	$8,971	$14,159	61.2%	$8,374	$—	$5,785	25.0%

	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	(1)	(1)	(2)		(1)	174	(13)
% Currency Impact	(7)	(5)	(8)		(6)	—	(10)
% Change — Currency Neutral Reported	5	4	6		5	—	(3)

% Change — After Considering Items (Non-GAAP)	(1)	(1)	(1)		(1)	—	(2)
% Currency Impact After Considering Items (Non-GAAP)	(7)	(4)	(8)		(6)	—	(10)
% Change — Currency Neutral After Considering Items (Non-GAAP)	5	3	6		6	—	8

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Six Months Ended July 3, 2015
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[1]
Reported (GAAP)	$575	$202	$1,580	$6,342	$1,665	26.3%	$12	$4,665	$1.06
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	129	—		—	129	0.03
Productivity & Reinvestment	—	—	—	182	75		—	107	0.02
Equity Investees	—	82	—	82	6		—	76	0.02
Transaction Gains/Losses	—	—	(1,344)	(961)	(464)		—	(497)	(0.11)
Other Items	(320)	—	88	545	140		—	405	0.09
Certain Tax Matters	—	—	—	—	—		—	—	—
After Considering Items (Non-GAAP)	$255	$284	$324	$6,319	$1,422	22.5%	$12	$4,885	$1.11

	Six Months Ended June 27, 2014
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[2]
Reported (GAAP)	$231	$325	$(318)	$5,589	$1,358	24.3%	$17	$4,214	$0.95
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	108	—		—	108	0.02
Productivity & Reinvestment	—	—	—	175	66		—	109	0.02
Equity Investees	—	12	—	12	2		—	10	—
Transaction Gains/Losses	—	—	140	140	51		—	89	0.02
Other Items	—	21	217	194	(47)		—	241	0.05
Certain Tax Matters	—	—	—	—	(31)		—	31	0.01
After Considering Items (Non-GAAP)	$231	$358	$39	$6,218	$1,399	22.5%	$17	$4,802	$1.08

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes		Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share
% Change — Reported (GAAP)	149	(38)	—	13	23		(28)	11	12
% Change — After Considering Items (Non-GAAP)	10	(21)	736	2	2		(27)	2	3

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]	4,415 million average shares outstanding — diluted

[2]	4,459 million average shares outstanding — diluted

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

Income Before Income Taxes and Diluted Net Income Per Share:
	Three Months Ended July 3, 2015
	Income before income taxes	Diluted net income per share
% Change — Reported (GAAP)	29	21
% Currency Impact	(6)	(5)
% Change — Currency Neutral Reported	34	26
% Structural Impact	1	N/A
% Change — Currency Neutral Reported and Adjusted for Structural Impact	33	N/A

% Change — After Considering Items (Non-GAAP)	(2)	(2)
% Currency Impact After Considering Items (Non-GAAP)	(6)	(6)
% Change — Currency Neutral After Considering Items (Non-GAAP)	3	4
% Structural Impact After Considering Items (Non-GAAP)	0	N/A
% Change — Currency Neutral After Considering Items and Adjusted for Structural Impact (Non-GAAP)	3	N/A

	Six Months Ended July 3, 2015
	Income before income taxes	Diluted net income per share
% Change — Reported (GAAP)	13	12
% Currency Impact	(2)	(2)
% Change — Currency Neutral Reported	15	14
% Structural Impact	1	N/A
% Change — Currency Neutral Reported and Adjusted for Structural Impact	15	N/A

% Change — After Considering Items (Non-GAAP)	2	3
% Currency Impact After Considering Items (Non-GAAP)	(6)	(6)
% Change — Currency Neutral After Considering Items (Non-GAAP)	7	8
% Structural Impact After Considering Items (Non-GAAP)	0	N/A
% Change — Currency Neutral After Considering Items and Adjusted for Structural Impact (Non-GAAP)	7	N/A

Note:	Certain columns may not add due to rounding.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)
Net Operating Revenues by Segment:

	Three Months Ended July 3, 2015
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$658	$1,435	$973	$5,917	$1,601	$1,930	$25	$(383)	$12,156
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—	—
Equity Investees	—	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—	—
Other Items	—	—	—	(11)	—	—	4	—	(7)
After Considering Items (Non-GAAP)	$658	$1,435	$973	$5,906	$1,601	$1,930	$29	$(383)	$12,149

	Three Months Ended June 27, 2014
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$732	$1,569	$1,118	$5,717	$1,723	$2,060	$50	$(395)	$12,574
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—	—
Equity Investees	—	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—	—
Other Items	—	—	—	(2)	—	(24)	(2)	—	(28)
After Considering Items (Non-GAAP)	$732	$1,569	$1,118	$5,715	$1,723	$2,036	$48	$(395)	$12,546

	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	(10)	(9)	(13)	3	(7)	(6)	(50)	—	(3)
% Currency Impact	(13)	(11)	(24)	(1)	(8)	(10)	(21)	—	(7)
% Change — Currency Neutral Reported	3	2	11	4	1	4	(29)	—	4
% Acquisition & Divestiture Adjustments	0	(1)	0	(1)	0	2	3	—	0
% Change — Organic Revenues (Non-GAAP)	4	3	11	5	1	1	(32)	—	4

% Change — After Considering Items (Non-GAAP)	(10)	(9)	(13)	3	(7)	(5)	(39)	—	(3)
% Currency Impact After Considering Items (Non-GAAP)	(13)	(11)	(24)	(1)	(8)	(10)	(9)	—	(7)
% Change — Currency Neutral After Considering Items (Non-GAAP)	3	2	11	4	1	5	(30)	—	4

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)
Net Operating Revenues by Segment:

	Six Months Ended July 3, 2015
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$1,296	$2,647	$2,039	$11,018	$2,886	$3,608	$65	$(692)	$22,867
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—	—
Equity Investees	—	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—	—
Other Items	—	—	—	(17)	—	—	2	—	(15)
After Considering Items (Non-GAAP)	$1,296	$2,647	$2,039	$11,001	$2,886	$3,608	$67	$(692)	$22,852

	Six Months Ended June 27, 2014
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$1,390	$2,862	$2,229	$10,510	$3,038	$3,733	$83	$(695)	$23,150
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—	—
Equity Investees	—	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—	—
Other Items	—	—	—	—	—	(24)	4	—	(20)
After Considering Items (Non-GAAP)	$1,390	$2,862	$2,229	$10,510	$3,038	$3,709	$87	$(695)	$23,130

	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	(7)	(8)	(8)	5	(5)	(3)	(23)	—	(1)
% Currency Impact	(12)	(12)	(19)	(1)	(8)	(9)	(5)	—	(7)
% Change — Currency Neutral Reported	5	4	11	6	3	6	(17)	—	5
% Acquisition & Divestiture Adjustments	0	0	0	(1)	0	2	2	—	0
% Change — Organic Revenues (Non-GAAP)	5	4	11	7	3	4	(19)	—	6

% Change — After Considering Items (Non-GAAP)	(7)	(8)	(8)	5	(5)	(3)	(24)	—	(1)
% Currency Impact After Considering Items (Non-GAAP)	(12)	(12)	(19)	(1)	(8)	(9)	(7)	—	(7)
% Change — Currency Neutral After Considering Items (Non-GAAP)	5	4	11	6	3	6	(17)	—	5

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)
Operating Income (Loss) by Segment:

	Three Months Ended July 3, 2015
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$275	$836	$525	$887	$761	$31	$(780)	$2,535
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	94	—	94
Productivity & Reinvestment	3	—	3	79	2	1	4	92
Equity Investees	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	383	383
Other Items	—	—	—	(57)	—	5	102	50
After Considering Items (Non-GAAP)	$278	$836	$528	$909	$763	$131	$(291)	$3,154

	Three Months Ended June 27, 2014
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$290	$892	$633	$827	$846	$38	$(356)	$3,170
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	66	—	66
Productivity & Reinvestment	—	—	—	58	1	—	30	89
Equity Investees	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—
Other Items	—	—	—	(39)	—	21	19	1
After Considering Items (Non-GAAP)	$290	$892	$633	$846	$847	$125	$(307)	$3,326

	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	(6)	(6)	(17)	7	(10)	(16)	(120)	(20)
% Currency Impact	(17)	(5)	(30)	(1)	(8)	16	(1)	(11)
% Change — Currency Neutral Reported	12	(2)	13	8	(2)	(32)	(119)	(9)

% Change — After Considering Items (Non-GAAP)	(5)	(6)	(17)	7	(10)	5	5	(5)
% Currency Impact After Considering Items (Non-GAAP)	(17)	(5)	(30)	(1)	(8)	(14)	1	(11)
% Change — Currency Neutral After Considering Items (Non-GAAP)	13	(2)	13	8	(2)	19	4	6

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)
Operating Income (Loss) by Segment:

	Six Months Ended July 3, 2015
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$554	$1,552	$1,103	$1,398	$1,305	$45	$(1,126)	$4,831
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	129	—	129
Productivity & Reinvestment	15	(11)	3	154	(3)	—	24	182
Equity Investees	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	383	383
Other Items	—	—	33	(75)	2	2	175	137
After Considering Items (Non-GAAP)	$569	$1,541	$1,139	$1,477	$1,304	$176	$(544)	$5,662

	Six Months Ended June 27, 2014
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$593	$1,611	$1,301	$1,255	$1,403	$12	$(629)	$5,546
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	108	—	108
Productivity & Reinvestment	—	—	—	133	8	—	34	175
Equity Investees	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—
Other Items	—	—	—	(92)	—	20	28	(44)
After Considering Items (Non-GAAP)	$593	$1,611	$1,301	$1,296	$1,411	$140	$(567)	$5,785

	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	(7)	(4)	(15)	11	(7)	283	(79)	(13)
% Currency Impact	(12)	(5)	(21)	0	(8)	59	1	(10)
% Change — Currency Neutral Reported	5	1	6	12	1	224	(80)	(3)

% Change — After Considering Items (Non-GAAP)	(4)	(4)	(12)	14	(8)	26	4	(2)
% Currency Impact After Considering Items (Non-GAAP)	(12)	(5)	(21)	0	(8)	(17)	0	(10)
% Change — Currency Neutral After Considering Items (Non-GAAP)	8	1	9	14	1	43	4	8

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Income (Loss) Before Income Taxes by Segment:

	Three Months Ended July 3, 2015
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$287	$843	$526	$874	$766	$231	$834	$4,361
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	94	—	94
Productivity & Reinvestment	3	—	3	79	2	1	4	92
Equity Investees	—	5	—	—	—	4	—	9
Transaction Gains/Losses	—	—	—	12	—	—	(1,019)	(1,007)
Other Items	—	—	—	(57)	—	5	96	44
After Considering Items (Non-GAAP)	$290	$848	$529	$908	$768	$335	$(85)	$3,593

	Three Months Ended June 27, 2014
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$313	$904	$636	$682	$851	$254	$(256)	$3,384
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	66	—	66
Productivity & Reinvestment	—	—	—	58	1	—	30	89
Equity Investees	—	—	—	—	—	6	—	6
Transaction Gains/Losses	—	—	—	140	—	—	—	140
Other Items	—	—	—	(39)	—	21	10	(8)
After Considering Items (Non-GAAP)	$313	$904	$636	$841	$852	$347	$(216)	$3,677

	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	(8)	(7)	(17)	28	(10)	(9)	425	29
% Currency Impact	(16)	(5)	(30)	(1)	(8)	(10)	73	(6)
% Change — Currency Neutral Reported	8	(2)	12	29	(2)	1	352	34

% Change — After Considering Items (Non-GAAP)	(7)	(6)	(17)	8	(10)	(3)	60	(2)
% Currency Impact After Considering Items (Non-GAAP)	(16)	(5)	(30)	(1)	(8)	(14)	90	(6)
% Change — Currency Neutral After Considering Items (Non-GAAP)	9	(1)	13	8	(2)	11	(30)	3

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Income (Loss) Before Income Taxes by Segment:

	Six Months Ended July 3, 2015
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$573	$1,567	$1,114	$1,361	$1,314	$230	$183	$6,342
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	129	—	129
Productivity & Reinvestment	15	(11)	3	154	(3)	—	24	182
Equity Investees	—	6	—	—	—	76	—	82
Transaction Gains/Losses	—	—	—	33	—	—	(994)	(961)
Other Items	—	—	33	(75)	2	2	583	545
After Considering Items (Non-GAAP)	$588	$1,562	$1,150	$1,473	$1,313	$437	$(204)	$6,319

	Six Months Ended June 27, 2014
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$621	$1,635	$1,303	$1,107	$1,411	$276	$(764)	$5,589
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	108	—	108
Productivity & Reinvestment	—	—	—	133	8	—	34	175
Equity Investees	—	—	—	—	—	12	—	12
Transaction Gains/Losses	—	—	—	140	—	—	—	140
Other Items	—	—	—	(92)	—	41	245	194
After Considering Items (Non-GAAP)	$621	$1,635	$1,303	$1,288	$1,419	$437	$(485)	$6,218

	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	(8)	(4)	(15)	23	(7)	(17)	124	13
% Currency Impact	(12)	(5)	(21)	(1)	(8)	(8)	61	(2)
% Change — Currency Neutral Reported	4	1	7	23	1	(9)	63	15

% Change — After Considering Items (Non-GAAP)	(5)	(5)	(12)	14	(7)	0	58	2
% Currency Impact After Considering Items (Non-GAAP)	(12)	(5)	(21)	0	(8)	(14)	55	(6)
% Change — Currency Neutral After Considering Items (Non-GAAP)	6	1	10	15	1	14	3	7

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

Operating Expense Leverage:
	Three Months Ended July 3, 2015
	Operating income	Gross profit	Operating expense leverage[1]
% Change — Reported (GAAP)	(20)	(4)	(16)
% Change — Currency Neutral Reported	(9)	4	(13)

% Change — After Considering Items (Non-GAAP)	(5)	(4)	(1)
% Change — Currency Neutral After Considering Items (Non-GAAP)	6	4	2

	Six Months Ended July 3, 2015
	Operating income	Gross profit	Operating expense leverage[1]
% Change — Reported (GAAP)	(13)	(2)	(11)
% Change — Currency Neutral Reported	(3)	6	(9)

% Change — After Considering Items (Non-GAAP)	(2)	(1)	(1)
% Change — Currency Neutral After Considering Items (Non-GAAP)	8	6	1

Note:	Certain rows may not add due to rounding.
1 Operating expense leverage is calculated by subtracting gross profit growth from operating income growth.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Purchases and Issuances of Stock:

	Six Months Ended July 3, 2015	Six Months Ended June 27, 2014
Reported (GAAP)
Issuances of Stock	$410	$650
Purchases of Stock for Treasury	(1,298)	(1,953)
Net Change in Stock Issuance Receivables[1]	(3)	29
Net Change in Treasury Stock Payables[2]	15	(20)
Net Treasury Share Repurchases (Non-GAAP)	$(876)	$(1,294)

[1]	Represents the net change in receivables related to employee stock options exercised but not settled prior to the end of the quarter.

[2]	Represents the net change in payables for treasury shares repurchased but not settled prior to the end of the quarter.

About The Coca-Cola Company
The Coca-Cola Company (NYSE: KO) is the world's largest beverage company, refreshing consumers with more than 500 sparkling and still brands. Led by Coca-Cola, one of the world's most valuable and recognizable brands, our Company's portfolio features 20 billion-dollar brands including Diet Coke, Fanta, Sprite, Coca-Cola Zero, vitaminwater, Powerade, Minute Maid, Simply, Georgia and Del Valle. Globally, we are the No. 1 provider of sparkling beverages, ready-to-drink coffees, and juices and juice drinks. Through the world's largest beverage distribution system, consumers in more than 200 countries enjoy our beverages at a rate of 1.9 billion servings a day. With an enduring commitment to building sustainable communities, our Company is focused on initiatives that reduce our environmental footprint, support active, healthy living, create a safe, inclusive work environment for our associates, and enhance the economic development of the communities where we operate. Together with our bottling partners, we rank among the world's top 10 private employers with more than 700,000 system associates. For more information, visit Coca-Cola Journey at www.coca-colacompany.com, follow us on Twitter at twitter.com/CocaColaCo, visit our blog, Coca-Cola Unbottled, at www.coca-colablog.com or find us on LinkedIn at www.linkedin.com/company/the-coca-cola-company.
Forward-Looking Statements
This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca‑Cola Company’s historical experience and our present expectations or projections. These risks include, but are not limited to, obesity concerns; water scarcity and poor quality; evolving consumer preferences; increased competition and capabilities in the marketplace; product safety and quality concerns; perceived negative health consequences of certain ingredients, such as non-nutritive sweeteners and biotechnology-derived substances, and of other substances present in our beverage products or packaging materials; increased demand for food products and decreased agricultural productivity; changes in the retail landscape or the loss of key retail or foodservice customers; an inability to expand operations in emerging and developing markets; fluctuations in foreign currency exchange rates; interest rate increases; an inability to maintain good relationships with our bottling partners; a deterioration in our bottling partners' financial condition; increases in income tax rates, changes in income tax laws or unfavorable resolution of tax matters; increased or new indirect taxes in the United States or in other major markets; increased cost, disruption of supply or shortage of energy or fuels; increased cost, disruption of supply or shortage of ingredients, other raw materials or packaging materials; changes in laws and regulations relating to beverage containers and packaging; significant additional labeling or warning requirements or limitations on the availability of our products; an inability to protect our information systems against service interruption, misappropriation of data or breaches of security; unfavorable general economic conditions in the United States; unfavorable economic and political conditions in international markets; litigation or legal proceedings; adverse weather conditions; climate change; damage to our brand image and corporate reputation from negative publicity, even if unwarranted, related to product safety or quality, human and workplace rights, obesity or other issues; changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations; changes in accounting standards; an inability to achieve our overall long-term growth objectives; deterioration of global credit market conditions; default by or failure of one or more of our counterparty financial institutions; an inability to timely implement our previously announced actions to reinvigorate growth, or to realize the economic benefits we anticipate from these actions; failure to realize a significant portion of the anticipated benefits of our strategic relationships with Keurig Green Mountain, Inc. and Monster Beverage Corporation; an inability to renew collective bargaining agreements on satisfactory terms, or we or our bottling partners experience strikes, work stoppages or labor unrest; future impairment charges; multi-employer plan withdrawal liabilities in the future; an inability to successfully integrate and manage our Company-owned or -controlled bottling operations; an inability to successfully manage the possible negative consequences of our productivity initiatives; global or regional catastrophic events; and other risks discussed in our Company’s filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2014 and our subsequently filed Quarterly Report on Form 10-Q, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Coca‑Cola Company undertakes no obligation to publicly update or revise any forward-looking statements.
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